Exhibit 10.33

CONVERTIBLE PROMISSORY NOTE

Principal Amount: [$ ]	Original Issuance Date: March 5, 2021

THIS CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION.

FOR VALUE RECEIVED, The Glimpse Group, Inc. (the “Company”) hereby promises to pay to the order of [                                            ] and its assignee(s) (“Holder”) the amount set out above as the principal amount (the “Principal Amount”) when due upon the respective Repayment Dates or Maturity Date, in accordance with the terms hereof, and to pay interest (“Interest”) on any outstanding Principal Amount at the applicable interest rate pursuant to the terms below from the date set out above as the Original Issuance Date until this convertible promissory note has been paid in full. This convertible promissory note, including all promissory notes issued in exchange, transfer or replacement hereof, is referred to as this “Note”. This Note is delivered pursuant to the terms of that certain securities purchase agreement (the “SPA”) dated as of the Original Issuance Date by and between the Holder and the Company. Certain capitalized terms shall have the meanings as defined in the SPA if not specifically defined herein.

1.	Payments of the Principal.

Subject to the conversion of the Note as described in Sections 4 and 5 and repayments of the Interest (as defined below) set forth in Section 2, the Principal Amount and any accrued but unpaid Interest outstanding hereunder shall be payable to the Holder in a single payment on March 5, 2023 (the “Maturity Date”).

Except set forth in this Note or the SPA, all cash payments made pursuant to this Note shall be made in United States Dollars by check or wire transfer to Holder at such address or account as Holder may designate in writing (including in email form).

For the purposes of this Note, “Business Day” means any day other than Saturdays, Sundays or other days on which commercial banks in The City of New York are authorized or required by law to remain closed.

2.	Interest and Repayment.

Subject to the conversion of this Note, this Note shall bear interest (the “Interest”) at the rate of ten percent (10%) per annum to be accrued on any outstanding and non-converted Principal Amount, computed on a 360-day-per-year basis. The Interest shall be paid by the Company to Holder as follows:

(i)	On the Original Issuance Date, the Company shall pay in advance the Interest to be accrued during Months 1-12 from the Original Issuance Date, in the Company’s common stock (“Payment in Kind”, “PIK”) at the PIK Price per Share as defined below.

(ii)	On the last Business Day of each month during Months 13-23 from Original Issuance Date and the Maturity Date, the Interest accrued in that month shall be paid to Holder in PIK at the PIK Price per Share.

(iii)	Subject to certain adjustments set forth in this Note, PIK Price per Share shall be a fixed price of $5.00 per share (the “PIK Price per Share”).

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3.	Reserved.

4.	Conversion.

(i)	During the Term, the Holder may elect to convert any outstanding Principal Amount and accrued but unpaid Interest into Company’s Common Shares (the “Conversion”), at any time and at its sole discretion, at a fixed conversion price of $5.00 per share (the “Conversion Price”). Any Conversion election by the Holder will be made in writing delivered to the Company pursuant to Section 5 and in accordance with the conversion notice (the “Conversion Notice”) attached herein as Exhibit A.

(ii)	Upon a successful listing of the Company’s Common Stock on a national stock exchange, any unconverted Principal Amounts shall automatically convert (“Automatic Conversion”) into the Common Stock at the Conversion Price, and upon issuance of Company’s common shares as a result of the Automatic Conversion, no further obligations shall remain on the Note and the Note shall be deemed fully paid.

5.	Mechanics of Conversion.

(i)	The number of shares issuable upon a conversion (the “Conversion Shares”) pursuant to Section 5 shall be determined by the quotient obtained by dividing the all or part of the outstanding Principal Amount of this Note and accrued but unpaid Interest thereon to be converted by (y) the Conversion Price.

(ii)	Not later than five (5) Business Days (the “Share Delivery Date”) after receiving a Conversion Notice, the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares in book-entry form via a share statement of the Holder reflecting the issuance of Conversion Shares being acquired upon the Conversion of this Note, in whole or in part.

(iii)	No fractional shares or scrip representing fractional shares shall be issued upon the Conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

6.	Events of Default.

(i)	Each of the following events shall constitute an “Event of Default”:

a.	Company shall fail to make payment of any Principal Amount or Interest on this Note within ten (10) Business Days from the required payment dates; or

b.	Except as set forth in Section 6(i), the Company shall materially breach any provision of this Note and such breach shall have not been cured within thirty (30) days after written notice thereof to Company from Holder; or

c.	The Company shall become insolvent within the meaning of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (collectively, “Bankruptcy Law”), as determined by a court of competent jurisdiction; the Company makes an assignment for the benefit of creditors, liquidates, dissolves, winds down its business or agrees to or adopts or approves any plan or action to liquidate, dissolve or wind down its business; or if any case under any provision of Bankruptcy Law, including provisions for reorganizations, shall be commenced by or against the Company or any of its subsidiaries and not dismissed within ninety (90) days after such commencement;

d.	a receiver, liquidator, assignee, trustee or custodian shall be appointed for the Company for all or any material portion of the assets of Company and the same shall not have been discharged within ninety (90) days; or

e.	a liquidation or winding-up of Company.

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(ii)	Upon the occurrence of an Event of Default, all amounts payable, including the Principal Amount and accrued but unpaid Interest, by the Company to Holder under this Note shall become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived hereby. The rights given hereunder are cumulative with all of the other rights and remedies of Holder under this Note or any other agreement, by operation of law or otherwise.

(iii)	Should the indebtedness represented by this Note, or any part thereof, be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection after default, or should Company request any modification of this Note, Company agrees to pay, in addition to the principal, interest and other amounts due and payable hereon and hereunder, all costs and expenses incurred in connection with such collection, or modification, as applicable, including, without limitation, attorneys’ and collection fees.

(iv)	Company hereby waives, to the fullest extent permitted by law, diligence, presentment, demand for payment, protest, notice of dishonor and any and all other notices or demands of every kind and the right to plead the statute of limitations as a defense to any action hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

7.	Change of Control.

In the event of a Fundamental Transaction (as defined below), all amounts payable by the Company to the Holder under this Note shall become immediately due and payable and the Holder shall have the option to convert any and all outstanding part of this Note into the number of shares of the Company’s common stock pursuant to Section 4.

If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of the Company’s common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of its common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin- off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of the Company’s common stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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8.	Certain Adjustments.

(i)	Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) subdivides its outstanding shares of common stock into a larger number of shares, (ii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares or (iii) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then both the Conversion Price and PIK Price per Share shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of common stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii)	Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(iii)	Notice of Adjustment. Whenever the Conversion Price and PIK Price per Share are adjusted pursuant to any provision of this Section, the Company shall promptly deliver to each Holder a notice setting forth the new Conversion Price and PIK Price per Share with three (3) Business Days after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Failure to provide such notice shall not constitute an Event of Default.

9.	Prepayment. The Note shall not be prepaid by the Company at any time unless both the Company and Holder mutually agree to the prepayment of the Note in writing.

10.	Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by (a) registered or certified mail postage prepaid, return receipt requested, (b) messenger, (c) facsimile or (d) email to the party to whom addressed at the following respective mailing addresses, facsimile numbers or email addresses or to such other mailing address, facsimile number or email address as the party affected may hereafter designate:

(i)	If to Company:

The Glimpse Group, Inc. 15 West 38[h] St, 9th Fl.
New York, NY 10018
Attention: Maydan Rothblum, CFO & COO
Email: Maydan@TheGlimpseGroup.com

With a Copy to:
Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 31th Floor
New York, NY 10036
Facsimile: 212-930-9725 Attn: Darrin M. Ocasio

(ii)	If to Holder:

Please refer to the SPA.

11.	Security.

The Note is an unsecured obligation of the Company and is not secured by any liens or security interest in, on or covering any assets of the Company.

12.	Severability.

If any provision of this Note is contrary to, prohibited by or deemed invalid under any applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect as far as possible.

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13.	Amendment and Waiver.

This Note or any portion therein, may only be amended or waived upon the joint written consent of the Company and Holders holding 75% of the total outstanding Principal Amount of the Note, as calculated by aggregate amounts invested in this Offering pursuant to the SPA (the “Majority”).

14.	Expenses.

Except as otherwise provided in this Note, each party hereto shall bear and pay its own fees, costs and expenses incident to preparing, entering into and carrying out this Note and to consummating the transactions contemplated hereby.

15.	Successors and Assigns.

Company may not assign its rights or delegate its duties under this Note (by merger, consolidation, operation of law or otherwise) without the prior written consent of the Majority and any purported assignment or delegation made without such consent shall be null and void ab initio. Holder may freely assign its rights under this Note with prior written consent of Company. Following any assignment by Holder of its rights under this Note, the assignee shall be deemed to be the “Holder” hereunder.

16.	Governing Law.

This Note, and all other disputes or issues arising from or relating in any way to the Company’s relationship with Employee, shall be governed by the internal laws of the State of New York, irrespective of the choice of law rules of any jurisdiction. Any dispute shall be brought before the state and federal courts located in New York City, New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

17.	WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.	Enforcement Expenses.

Company shall indemnify and hold Holder harmless from and against all losses, claims, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) incurred from time to time by Holder with respect to any collection actions of this Note.

19.	Replacement.

Upon receipt of a duly executed, notarized and unsecured written statement from Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a customary indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, Company shall issue to Holder a new convertible promissory note, of like tenor and amount, in replacement of such lost, stolen, destroyed or mutilated Note.

20.	Headings.

The heading of the sections, paragraphs and provisions of this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

[Signature page follows]

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[SIGNATURE PAGE TO THE CONVERTIBLE PROMISSORY NOTE]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Original Issuance Date set out above.

The Glimpse Group, Inc.

By:
Name:	Lyron Bentovim
Title:	President & CEO

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EXHIBIT A

Form of Conversion Notice

The Glimpse Group, Inc.

15 West 38h St, 9th Fl. New York, NY 10018

Attention: Lyron Bentovim/Maydan Rothblum

The undersigned hereby elects to convert certain outstanding amount as set forth below of the Convertible Promissory Note of The Glimpse Group, Inc., a Nevada corporation (the “Company”), issuance date March 5, 2021, into shares of common stock (the “Common Stock”), of the Company, according to the conditions hereof, as of the date written below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock. The Conversion Shares shall be delivered in book-entry form and a statement of the undersigned’s position in the Company will be mailed or emailed to the undersigned.

Conversion calculations:

Principal Amount of Note to be Converted: $ ________

The Amount of Interest of the Note to be Converted: $ ________

Conversion Price per Share: $ ________

Number of Shares of Common Stock to be Issued upon Conversion: ___________

Signature:
Name (Print):

Mailing Address:
Phone number:
Email:
Date:

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